UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019 (June 4, 2019)

Infinity Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-17204	20-3126427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd., Suite 310, Overland Park, KS 66210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported in a current report on Form 8-K on May 8, 2015, effective May 7, 2015, Infinity Energy Resources, Inc. (the “Company”) completed the May 2015 Private Placement of a $12.0 million principal amount secured convertible note and Warrant to purchase 1,800,000 shares of the Company’s common stock, $0.0001 par value (the “Warrant”). The placement agent, WestPark Capital, Inc. (“WestPark”) for the Company in the transaction received a fee of 6% of cash proceeds which totaled $27,000 at the date of closing. In addition, WestPark was granted a warrant to purchase 240,000 shares of common stock at $5.00 per share (the “Original Warrant”).

As a part of the May 2015 Private Placement, the Company issued the Original Warrant to WestPark giving it the right to purchase up to an aggregate of 240,000 shares of the Company’s common stock at an exercise price of $5.00 per share. The Original Warrant was immediately exercisable and the exercise price for the Warrant was subject antidilution provisions which required an adjustment to the exercise price and number of warrant shares to be issued for certain events, such as stock splits and stock dividends. In addition, the Original Warrant contained certain price protection provisions: if the Company issued or sold shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that was less than the exercise price then in effect, the exercise price of the Original Warrant would decrease to equal such lesser price. Upon each such adjustment, the number of the shares of the Company’s common stock issuable upon exercise of the Original Warrant was to increase proportionately. The foregoing adjustments to the exercise price for future stock issues did not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. The Original Warrant was to expire on the seventh (7th) anniversary of the date of issuance.

On June 4, 2019, the Company and WestPark executed an Exchange Agreement whereby WestPark received a New Warrant in exchange for its Original Warrant.

Under the Exchange Agreement, WestPark exchanged all of its rights under its Original Warrant to purchase 240,000 common shares (post-split basis) with an exercise price of $5.00 per share and containing certain antidilution rights for a New Warrant to purchase 50,000 common shares (post-split basis) with an exercise price of $0.50 per share and a seven-year term. The New Warrant does not contain any price protection provisions.

Upon consummation of the exchange transactions described above, WestPark no longer owns the Original Warrant including any rights thereunder, and the Company cancelled the certificate(s) and other physical documentation evidencing the ownership of the Original Warrant.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The common stock issued in exchange for the Original Securities was issued in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.66	Exchange Agreement dated June 4, 2019.
Exhibit 10.67	Common Stock Purchase Warrant Agreement dated June 4, 2019

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2019

Infinity Energy Resources, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer

3